As filed with the Securities and Exchange Commission on July __, 2015.
Registration No. 333-205886

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MSB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Maryland	34-1961437
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1902 Long Hill Road, Millington, New Jersey	07946
(Address of principal executive offices)	(Zip Code)

Millington Savings Bank Savings Plan
(Full Title of the Plan)

Michael A. Shriner, President 1902 Long Hill Road Millington, New Jersey 07946 (908) 647-4000
(Name, address and telephone number, including area code, of agent for service)

Copies to: Richard Fisch, Esq. James C. Stewart, Esq. Joan S. Guilfoyle, Esq. Jones Walker, LLP 1227 25th Street, N.W. Suite 200 West Washington, D.C. 20037 (202) 434-4660

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

On July 27, 2015, MSB Financial Corp. filed a Registration Statement on Form S-8 (Registration No. 333-205886) to register 10,000 shares issuable under the Millington Savings Bank Savings Plan.  This Post-Effective Amendment No. 1 is being filed solely to correct a typographical error in Exhibit 5.1.  An updated exhibit list and a corrected Exhibit 5.1 is filed herewith.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Millington, New Jersey, on the 29th day of July, 2015.

MSB FINANCIAL CORP.
By:	/s/ Michael A. Shriner
Michael A. Shriner
President and Chief Executive Officer (Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of the date indicated.
/s/ Michael A. Shriner		/s/ Gary T. Jolliffe *
Michael A. Shriner President, Chief Executive Officer and Director (Principal Executive Officer)		Gary T. Jolliffe Director
Date:	July 29, 2015	Date:	July 29, 2015
/s/ Donald J. Musso *		/s/ E. Haas Gallaway, Jr. *
Donald J. Musso Director		E. Haas Gallaway, Jr. Director
Date:	July 29, 2015	Date:	July 29, 2015
/s/ W. Scott Gallaway *		/s/ Thomas G. McCain *
W. Scott Gallaway Director		Thomas G. McCain Director
Date:	July 29, 2015	Date:	July 29, 2015
/s/ Ferdinand J. Rossi *		/s/ Robert G. Russell, Jr.
Ferdinand J. Rossi Director		Robert G. Russell, Jr. Senior Vice President and Acting Chief Financial Officer (Principal Financial and Accounting Officer)
Date:	July 29, 2015	Date:	July 29, 2015

* By:	/s/ Michael A. Shriner
Michael A. Shriner Attorney-in-Fact
Date:	July 29, 2015

SIGNATURES

The Plan. Pursuant to the requirements of the Securities Act of 1933, the plan administrator of the Millington Savings Bank Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Millington, New Jersey on this 29th day of July, 2015.

MILLINGTON SAVINGS BANK SAVINGS PLAN

By:	/s/ Michael A. Shriner
Michael A. Shriner
Its President

On behalf of Millington Savings Bank as Plan Administrator

INDEX TO EXHIBITS

Exhibit	Description

3.1	Amended Articles of Incorporation of MSB Financial Corp. (incorporated by reference from Exhibit 3.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-202573))*

3.2	Bylaws of MSB Financial Corp. (incorporated by reference from Exhibit 3.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-202573))*

4.1	Millington Savings Bank Savings Plan Plan Document*

5.1	Opinion as to legality

5.2	Favorable determination letter dated November 27, 2001, confirming that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended*

23.1	Consent of Jones Walker, LLP (included in their opinion filed as Exhibit 5.1)

23.2	Consent of BDO USA, LLP*

24.1	Power of Attorney (included as part of signature page)*

*           Previously Filed